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                                                                    EXHIBIT 23.3

                      Consent of Independent Accountants

We hereby consent to the use in this Registration Statement on Form S-4 of Internet Capital Group, Inc. of our report dated September 30, 1998 relating to the consolidated statements of operations, of redeemable convertible preferred stock and stockholders' deficit and of cash flows of eCredit.com, Inc. for the year ended December 31, 1997, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
August 8, 2000